EXHIBIT 3.02



                        BYLAWS OF DEER VALLEY CORPORATION

Section  1.   ARTICLES  OF  INCORPORATION  AND  BYLAWS

     1.1 These bylaws are subject to the articles of incorporation of the corporation. In these bylaws, references to the articles of incorporation and bylaws mean the provisions of the articles of incorporation and the bylaws as are from time to time in effect.

Section  2.   OFFICES

     2.1 Registered Office. The registered office shall be in the City of Tampa,
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County  of  Hillsborough,  State  of  Florida.

     2.2  Other  Offices.  The  corporation  may also have offices at such other
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places  both  within  and without the State of Florida as the board of directors may  from time to time determine or the business of the corporation may require.

Section  3.   STOCKHOLDERS

     3.1 Location of Meetings. All meetings of the stockholders shall be held at
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such  place either within or without the State of Florida as shall be designated from time to time by the board of directors. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

     3.2  Annual  Meeting.  The  annual meeting of stockholders shall be held at
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10:00 a.m. on the second Thursday in November in each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday)(the "Specified Date") or at such other date and time as shall be designated from time to time by the board of directors, at which they shall elect a board of directors and transact such other business as may be required by law or these bylaws or as may properly come before the meeting.

     3.3  Special  Meeting  in  Place  of  Annual  Meeting.  If the election for
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directors shall not be held on the day designated by these bylaws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these bylaws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called and the purposes thereof shall be specified in the call, as provided in Section 3.4.

     3.4  Notice of Annual Meeting. Written notice of the annual meeting stating
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the  place,  date  and  hour  of  the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice may specify the business to be transacted and actions to be taken at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum

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number  of  votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

     3.5  Other  Special Meetings. Special meetings of the stockholders, for any
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purpose  or  purposes,  unless otherwise prescribed by law or by the articles of incorporation, may be called by chairman of the board or the president and shall be called by the president or the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting and business to be transacted at any special meeting of the stockholders.

     3.6  Notice of Special Meeting. Written notice of a special meeting stating
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the  place,  date  and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted. Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

     3.7  Notice  of  Stockholder  Business  at  a  Meeting of the Stockholders.
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     Unless otherwise prescribed by law or by the articles of incorporation, the following provisions of this Section 3.7 shall apply to the conduct of business at any meeting of the stockholders. (As used in this Section 3.7, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

          (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 3.7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph
     (b)  of  this  Section  3.7.

          (b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the Specified Date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than seventy days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following

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     the  earlier  of  the  date  on  which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, and (iv) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

          (c) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.7. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7.

          (d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

     3.8 Stockholder List. The officer who has charge of the stock ledger of the
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corporation  shall  prepare  and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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     3.9  Quorum  of Stockholders. The holders of a majority of the stock issued
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and  outstanding  and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, or by the articles of incorporation or by these bylaws. Except as otherwise provided by law, no stockholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting.

     3.10 Adjournment. Any meeting of stockholders may be adjourned from time to
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time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     3.11  Proxy  Representation. Every stockholder may authorize another person
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or  persons  to  act  for  him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or partici-pating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall by voted or acted upon after three years from its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

     3.12  Inspectors.  If required to do so by the Florida Business Corporation
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Act or other applicable law or regulation, the directors or the person presiding at the meeting shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. If not so required, the directors or the person presiding at the meeting may, but need not, appoint such inspectors and substitute inspectors. In either event, the inspectors and substitute inspectors shall have such duties and responsibilities as are required by applicable law or regulation and such other duties and responsibilities not inconsistent therewith as the directors or the person presiding at the meeting shall deem appropriate.

     3.13  Action  by Vote. When a quorum is present at any meeting, whether the
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same  be  an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall

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decide  the  question,  except  when  a  larger  vote is required by law, by the articles of incorporation or by these bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     3.14  No Action by Consent. Any action required or permitted to be taken by
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the  stockholders  of  the  corporation  must  be effected at a duly constituted annual or special meeting of such holders and may not be effected by any consent in writing by such stockholders.

Section  4.     DIRECTORS

     4.1  Number.  The  board shall consist of not less than three nor more than
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twelve  directors,  the number of which shall be determined from time to time by resolution adopted by affirmative vote of a majority of directors then in office. Subject to the foregoing and to the provisions of the articles of incorporation, the number of directors may be increased or decreased at any time or from time to time by vote of a majority of directors then in office, except that such decrease by vote of directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors. The directors shall be elected at the annual meeting of stockholders except as provided in Section 4.4 of these bylaws. directors need not be stockholders.

     4.2  Tenure. The directors shall be classified with respect to the time for
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which they shall severally hold office by dividing them into three classes, each consisting of one-third of the whole number of the board of directors, and all directors shall hold office until their successors are chosen and qualified, or until their earlier death, resignation, or removal. At the first meeting held for election of the board of directors pursuant to such classification, directors of the first class shall be elected for a term of one year; directors of the second class shall be elected for a term of two years; directors of the third class shall be elected for a term of three years; and at each annual election thereafter, successors to the directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     4.3  Powers.  The  business of the corporation shall be managed by or under
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the  direction  of  the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the articles of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

     4.4  Vacancies.  Except  as otherwise provided by law or by the articles of
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incorporation,  vacancies and any newly created directorships resulting from any increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the articles of incorporation or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.

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     4.5  Nomination  of  Directors.
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     The  following provisions of this Section 4.5 shall apply to the nomination of  persons  for  election  to  the  board  of  directors.

          (a) Nominations of persons for election to the board of directors of the corporation may be made (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4.5, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 4.5.

          (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty days nor more than ninety days prior to the Specified Date, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if the annual meeting of stockholders or a special meeting in lieu thereof is to be held on a date prior to the Specified Date, and if less than seventy days' notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of such annual or special meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (y) as to the stockholder giving the notice (1) the name and address, as they appear on the corporation's books, of such stockholder and (2) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the corporation which are beneficially owned by such person. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee as a director. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

          (c) No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.5. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be

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

     disregarded. Notwithstanding the foregoing provisions of this Section 4.5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this bylaw.

     4.6  Committees.  The  board of directors may, by vote of a majority of the
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whole  board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the articles of incorporation or by these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

     4.7 Regular Meeting. Regular meetings of the board of directors may be held
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without  call or notice at such place within or without the State of Florida and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

     4.8  Special  Meetings.  Special  meetings of the board of directors may be
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held  at  any  time  and  at  any  place  within or without the State of Florida designated in the notice of the meeting, when called by the chairman of the board or president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board or president or by any one of the directors calling the meeting.

     4.9  Notice.  It shall be reasonable and sufficient notice to a director to
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send  notice  by  mail  at least forty-eight hours or by telegram or telecopy at least twenty-four hours before the meeting, addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

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     4.10 Quorum. Except as may be otherwise provided by law, by the articles of
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incorporation  or by these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     4.11  Action  by  Vote.  Except as may be otherwise provided by law, by the
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articles  of  incorporation  or by these bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

     4.12  Action Without a Meeting. Unless otherwise restricted by the articles
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of  incorporation  or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of- the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

     4.13  Participation  in  Meetings by Conference Telephone. Unless otherwise
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restricted  by  the  articles  of  incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

     4.14  Compensation.  Unless  otherwise  restricted  by  the  articles  of
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incorporation  or  these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

     4.15  Interested  Directors  and  Officers.
           ------------------------------------

          (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

               (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     4.16  Resignation or Removal of Directors. Any director or the entire board
           -----------------------------------
of directors may be removed for "Cause," as hereinafter defined, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors; provided, however, that the directors elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. No director may be removed without "Cause" by vote of the stockholders. Any director may resign at any time by delivering a resignation in writing to the principal executive officer or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following the director's resignation or removal, or any right to damages on account of such removal, whether the director's compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. For purposes of this Section 4.16, "Cause" means:

          (a) willful and continued material failure, refusal or inability to perform one's duties to the corporation or the willful engaging in gross misconduct materially and demonstrably damaging to the corporation; or

          (b) conviction for any crime involving moral turpitude or any other illegal act that materially and adversely reflects upon the business, affairs or reputation of the Company or on one's ability to perform one's duties to the corporation.

Section  5.     NOTICES

     5.1  Form  of  Notice.  Whenever,  under  the  provisions of law, or of the
          ----------------
articles of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

     5.2  Waiver  of  Notice.  Whenever notice is required to be given under the
          ------------------
provisions of law, the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to he transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Section  6.     OFFICERS  AND  AGENTS

     6.1  Enumeration: Qualification. The officers of the corporation shall be a
          --------------------------
president, a chairman of the board, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person.

     6.2  Powers.  Subject  to  law, to the articles of incorporation and to the
          ------
other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

     6.3 Election. The board of directors at its first meeting after each annual
         ---------
meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

     6.4  Tenure.  Each officer shall hold office until the first meeting of the
          ------
board of directors following the next annual meeting of the stockholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent of the

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corporation  shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

     6.5  Chairman,  President  and  Vice  President.  The  chairman shall share
          ------------------------------------------
executive authority with the president. The president shall be the chief executive officer and shall, with the chairman, have direct and active charge of all business operations of the corporation and shall, with the chairman, have general supervision of the entire business of the corporation, subject to the control of the board of directors. The chairman shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

     The president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the president.

     6.6 Treasurer and Assistant Treasurers. The treasurer shall be in charge of
         ----------------------------------
the corporation's funds and valuable papers, and shall have such other duties and powers as may be assigned to him from time to time by the board of directors or by the president.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

     6.7  Secretary  and  Assistant  Secretaries. The secretary shall record all
          --------------------------------------
proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

     Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

     6.8  Resignation  and  Removal.  Any  officer  may  resign  at  any time by
          -------------------------
delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

     6.9  Vacancies.  If  the  office  of  the president or the treasurer or the
          ---------
secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor. Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

Section  7.     CAPITAL  STOCK

     7.1 Stock Certificates. Each stockholder shall be entitled to a certificate
         ------------------
stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the articles of incorporation and the bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice-president and (i) the treasurer or an assistant treasurer or (ii) the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

     7.2  Lost Certificates. The board of directors may direct a new certificate
          -----------------
or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section  8.     TRANSFER  OF  SHARES  OF  STOCK

     8.1  Transfer  on  Books.  Subject  to any restrictions with respect to the
          -------------------
transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the articles of incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

Section  9.     GENERAL  PROVISIONS

     9.1  Record  Date.  In  order  that  the  corporation  may  determine  the
          ------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed,

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

          (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

          (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

     9.2  Dividends.  Dividends upon the capital stock of the corporation may be
          ---------
declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

     9.3  Payment of Dividends. Before payment of any dividend, there may be set
          --------------------
aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     9.4  Checks.  All  checks or demands for money and notes of the corporation
          ------
shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     9.5  Fiscal  Year.  The  fiscal  year of the corporation shall begin on the
          ------------
first day following the Saturday closest to December 31 and shall end on the Saturday closest to December 31 next following, unless otherwise determined by the board of directors.

     9.6  Seal.  The  board  of  directors may, by resolution, adopt a corporate
          ----
seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.

Section  10.     AMENDMENTS

     10.1  By  the  Board  of Directors. These bylaws may be altered, amended or
           -----------------------------
repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

     10.2  By  the  Stockholders.  Except as otherwise provided in Section 10.3,
           ---------------------
these bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.

     10.3  Certain  Provisions.  Notwithstanding any other provision of law, the
           -------------------
articles of incorporation or these bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3.5, Section 3.7, Section 3.14,
Section  4  and  Section  10  of  these  bylaws.


                                             /s/ Charles G. Masters
                                             ----------------------------------
                                             Charles G. Masters
                                             President, Chief Executive Officer

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